Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Sharps Compliance Corp.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-200544 and 333-170765) and the Registration Statement on Form S-3 (No. 333-257280) of Sharps Compliance Corp. of our report dated August 25, 2021, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K for the fiscal year ended June 30, 2021.
/s/ BDO USA, LLP
Houston, Texas
August 25, 2021